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                            STOCKHOLDER SUPPORT AGREEMENT

          THIS STOCKHOLDER SUPPORT AGREEMENT (this "Agreement"), is made and entered into, as of the date indicated on the signature page hereof, by and between Norman Ravich (the "Stockholder"), a stockholder of Universal International, Inc., a Minnesota corporation (the "Company"), and 99CENTS Only Stores, a California corporation ("99 CENTS Only Stores").

          WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially an aggregate 108,620 shares of Common Stock, par value $0.05 per share ("Company Common Stock") of the Company (such shares of Company Common Stock, together with any other voting or equity securities of the Company hereafter acquired by the Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

          WHEREAS, 99 CENTS Only Stores proposes to make a tender offer to acquire all of the issued and outstanding shares of Company Common Stock (the "Offer") pursuant to which 99 CENTS Only Stores will offer to exchange one share of Common Stock, no par value, of 99 CENTS Only Stores, for 16 shares of Company Common Stock (the "Exchange Ratio") ( the purchase (if any) of shares of the Common Stock of Universal pursuant to the Offer is referred to herein as the "Closing," and the date of such purchase (if any) of shares of the Common Stock of Universal pursuant to the Offer is referred to herein as the "Closing Date"); and

          WHEREAS, as a condition to the willingness of 99 CENTS Only Stores to make the Offer, 99 CENTS Only Stores has requested that the Stockholder agree, and in order to induce 99 CENTS Only Stores to make the Offer, the Stockholder has agreed, to enter into this Agreement and perform its obligations hereunder.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

     Section 1. VOTING OF SHARES. Subject to the provisions of Section 3 below, the Stockholder hereby agrees that, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, the Stockholder will vote all of the Shares (a) in favor of the Offer and (b) in favor of any other matter deemed necessary by 99 CENTS Only Stores to effectuate the Offer or solicited in connection with the Offer, and considered and voted upon by the stockholders of the Company (or any class thereof).

     Section 2. TENDER OF SHARES. Subject to the provisions of Section 3 below, the Stockholder hereby irrevocably agrees to tender and sell all of the Shares to 99 cents Only Stores pursuant to the terms of the Offer.

     Section 3. THE OFFER. Stockholder's obligations under Section 1 and 2 above are conditioned upon (x) the actual exchange ratio included as part of the Offer being no less favorable to the Stockholder than the Exchange Ratio, and (y) the Stockholder receiving in consideration for his tender pursuant to Section 2 above, the same per share consideration offered to the stockholders of the Company generally in the Offer. In addition, following commencement of the

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Offer, 99 CENTS Only Stores shall be obligated to purchase and acquire the
Shares concurrent with its acquisition of the first shares of Company Common Stock it acquires from any stockholder of the Company pursuant to the Offer.

     Section 4. OPTIONS TO PURCHASE UNIVERSAL INTERNATIONAL COMMON STOCK. Stockholder is the holder of options to purchase 75,000 shares of the Common Stock of the Company for a per share exercise price of $1.125 per share (the "Existing Options"). Stockholder agrees to exercise the Existing Options after the date upon which Stockholder receives notice from 99 CENTS Only Stores of the commencement of the Offer and prior to the expiration of the Offer, and to tender and sell to 99 CENTS Only Stores all of the shares of Company Common Stock issuable upon exercise of the Existing Options in the Offer pursuant to Section 2 above (and subject to the provisions of Section 3 above); PROVIDED, that Stockholder shall not be required to exercise the Existing Options if the closing sales price of the Common Stock of the Company is less than the exercise price of the Existing Options on the trading day immediately preceding the date of the Closing of the Offer. If necessary to enable Stockholder to comply with the time periods set forth in the immediately preceding sentence, 99 CENTS Only Stores will use its best efforts to cause the Company to extend the term of the Existing Options. Stockholder agrees and acknowledges that any and all other options to purchase securities of the Company held by him which have not been exercised after the date upon which Stockholder receives notice from 99 cents Only Stores of the commencement of the Offer and prior to the Closing of the Offer shall terminate.

     Section 5. CONSULTING AGREEMENT. In order to provide for an orderly transition, Universal International, 99 CENTS Only Stores and Stockholder shall enter into a consulting agreement pursuant to which Stockholder shall provide consulting services to 99 CENTS Only Stores to assist in the transactions contemplated by the Offer for a period of 90 days following the date of this Agreement as reasonably requested by 99 CENTS Only Stores; provided that Stockholder shall not be required to provide more than 16 hours of consulting services during any calendar month hereunder. In consideration of such services, Stockholder shall be granted an option as set forth in the form of Option Agreement included as Exhibit A hereof. The form of Consulting Agreement is attached hereto as Exhibit B.

     Section 6. TRANSFER OF SHARES. Other than for sales of Shares to 99 CENTS Only Stores made pursuant to the Offer or otherwise, from and after the date hereof until the earlier of any termination of this Agreement in accordance with the terms hereof or the Closing Date, the Stockholder will not, directly or indirectly, (a) sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any Company Common Stock.

     Section 7. TERMINATION. This Agreement shall terminate (a) only with the written consent of 99 CENTS Only Stores and Stockholder or (b) on the first to occur of (x) that date (whether prior to or following commencement of the Offer, and prior to such time (if any) that the Company actually purchases any shares of the Common Stock of Universal) on which the Company announces that it has determined not to proceed with the Offer, and (y) September 30, 1998.

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     Section 8.     MISCELLANEOUS.

          a. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

          b. This Agreement and all other similar agreements entered into concurrently herewith include all of the shares held of record and held beneficially by Stockholder and any and all trusts with which either party is affiliated which hold of record of beneficially any shares of Company Common Stock.

          c. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible. Nothing in this Agreement shall be deemed to modify in any respect the Executive Employment Agreement, as amended, in effect between the parties hereto.

          d. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          e. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          f. The Stockholder acknowledges that 99 CENTS Only Stores's rights hereunder are unique and that it will not have adequate remedies at law for the Stockholder's failure to perform his obligations hereunder. Accordingly, it is agreed that 99 CENTS Only Stores shall have the right to specific performance and equitable injunctive relief for the enforcement of such obligations in addition to all other available remedies at law or in equity.

          g. Concurrently upon execution of this Agreement, 99 CENTS Only Stores shall reimburse Mark Ravich and Norman Ravich up to $5,000 for legal fees and disbursements incurred in connection with the negotiation and execution of this Agreement and all ancillary or related agreements (including the Stockholder Support Agreement between 99 CENTS Only Stores and Mark Ravich) and the exhibits hereto and thereto.

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          IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be duly executed as of the 24th day of February, 1998.

                              99 CENTS Only Stores




                              By:  /s/ David Gold
                                 -------------------------------
                              Name: David Gold
                              Its: Chairman of the Board, Chief Executive
                                   Officer and President



                              STOCKHOLDER




                              /s/ Norman Ravich
                              -------------------------------
                              Norman Ravich